Exhibit 10.44

LOAN AGREEMENT

by and among

Xie Guomin

Chen Xiaotao

And

Ocean Interactive (Beijing) Information Technology Co., Ltd.

April 21, 2014

LOAN AGREEMENT

This Loan Agreement (hereinafter referred to as “this Agreement”) is hereby executed by and among the following parties on April 21, 2014:

1.	Mr. Xie Guomin (谢国民), citizen of the People’s Republic of China, Identification Card No. [ ];

2.

Mr. Chen Xiaotao (陈晓涛), citizen of the People’s Republic of China, Identification Card No. [                ] (hereinafter together with Mr. Xie Guomin referred to as “the Borrowers” collectively and “a Borrower” respectively);

3.

Ocean Interactive (Beijing) Information Technology Co., Ltd. (海洋互动（北京）信息技术有限公司), a wholly foreign owned enterprise legally established according to the laws of China, its registered address is Room 303, 3rd Floor of 101, -2nd to 8th Floor, No.7 Building, East Tianchen Road, Chaoyang District, Beijing (hereinafter referred to as “the Lender”).

In this Agreement, the Lender and the Borrowers are referred to as “the Parties” collectively and “a Party” respectively.

Whereas,

1.

Pursuant to the terms and conditions herein, Mr. Xie Guomin and Mr. Chen Xiaotao intend to borrow the Loan from the Lender for the subscription of the capital increase in a domestic company (hereinafter referred to as the “Capital Increase Transaction”) which mainly engages in the business of online digital music service and the operation of music copyrights (hereinafter referred to as “Domestic Company”) and the name of the Domestic Company is Guangzhou Kugou Computer Technology Co., Ltd.;

2.

The Borrowers intend to transfer the 100% equity interests that they hold in Ocean Interactive (Beijing) Information Technology Co., Ltd. (hereinafter referred to as “Ocean Tech”) to the Domestic Company for the consideration of RMB118,800,000 (hereinafter referred to as the “Ocean Transaction”);

3.

The Domestic Company intend to directly or indirectly acquire the whole equity interest in Beijing Kuwo Technology Co., Ltd. (hereinafter referred to as “Kuwo”) free of charge but the Domestic Company, on behalf of the existing shareholders of Kuwo, shall pay the loan of RMB10,000,000 (hereinafter referred to as the “Kuwo Transaction”) borrowed by the aforesaid shareholders from Yeelion Online Network Technology (Beijing) Co., Ltd. (hereinafter referred to as “Kuwo WFOE”);

4.

In order to further clarify the rights and obligations of the Borrowers and the Lender in the aforementioned loan arrangements, the Capital Increase Transaction, the Ocean Transaction and the Kuwo Transaction, the Parties hereby agree as follows:

1.	Definitions

1.1	In this Agreement:

“Effective Date” means the starting date of the loan period under this Agreement, that is April 21, 2014.

“The Loan” means any and all borrowings provided by the Lender to the Borrowers under this Agreement. On the signing date of this Agreement, the principals yet to occur shall be RMB128,800,000 in total, among which it is expected that RMB64,400,000 will be lent to Mr. Xie Guomin and RMB64,400,000 will be lent to Mr. Chen Xiaotao.

“Outstanding Payments” means the outstanding amount for each Borrower under its Loan.

“China” means the People’s Republic of China, and for the purposes of this Agreement, does not include Hong Kong, Macau and Taiwan.

1.2	The meanings of the related terms mentioned in this Agreement are as follows:

“Articles” shall be interpreted as articles in this Agreement unless the context of this Agreement provides otherwise;

“The Borrowers” and “the Lender” shall be construed as including the successors and assignees of the Parties.

1.3

Unless otherwise specified, references herein to this Agreement or any other agreements or documents shall be construed as a modified, alternative, or supplementary mention thereof that has been made or may be made from time to time and as cases may be.

2.	Loan

2.1

Pursuant to the terms and conditions hereinafter, the Lender agrees to provide the Loan to the Borrowers. As of the date herein, the principals yet to occur shall be RMB128,800,000 in total, among which it is expected that the Lender will provide RMB64,400,000 to Mr. Xie Guomin and RMB64,400,000 to Mr. Chen Xiaotao. Upon mutual agreement by the Parties, the Lender is entitled to reduce the aforementioned amounts or to provide additional loans to the Borrowers besides the Loan. The loan amount is subject to actual amount provided and any additional loans shall be subject to the terms and conditions hereinafter.

2.2

The Borrowers confirm that the Loan will be provided by the Lender or any other third parties designated by the Lender. Under circumstances that the Loan is provided by the third party designated by the Lender, the Lender shall deliver to the Borrowers the copies of payment instruction (consistency with the original certified by the Lender’s seal) given by the Lender to the third party aforesaid and the Lender shall cause the third party aforesaid confirm to the Borrowers that the third party provides the Loan on behalf of the Lender under this Agreement upon the Borrowers’ request.

2.3	The Parties confirm that the Borrowers will perform the Loan repayment obligations and other obligations stipulated herein to the Lender in accordance with the provisions of this Agreement.

2.4

If the Lender requests, each Borrower shall sign an equity pledge agreement with the Lender and pledge all equities of the Domestic Company held by the Borrower as security for the Loan and other related obligations. The Borrower hereby confirms that any new Loan under this Agreement are debts guaranteed by the equity pledge agreement.

2.5

The Parties confirm that upon the Lender’s request, the Borrowers shall each set up a bank account (hereinafter referred to as the “Borrowing Accounts”) separated from each Borrower’s personal funds to receive the Loan under this Agreement. Once set up, the Borrowing Accounts shall be operated and managed by the persons designated by the Lender. The Lender shall ensure the persons designated operate and manage the Borrowing Accounts in accordance with the law and the Borrowing Accounts shall not be used for illegal purposes. The Parties confirm that any responsibilities resulting from the set-up, operation, maintenance, fund transfer and usage of the Borrowing Accounts shall be borne by the Lender and the Borrowers shall take no responsibilities even if the Borrowers executed any relevant documents in the process of the set-up, operation, maintenance, fund transfer and usage of the Borrowing Accounts according to the bank requirements or applicable law.

3.	Interest

The Lender confirms that it does not charge any interest on the Loan.

4.	Repayment of the Loan

4.1

The Parties confirm that before the expiration as in Section 4.2, the Borrowers shall repay the amount under this Agreement which equals to the consideration of equity interest transfer actually received by the Borrowers under the Ocean Transaction only when the Borrowers receive the consideration of equity interest from the Domestic Company; if the Domestic Company does not perform its obligations under the Ocean Transaction to pay the consideration of equity interest transfer due to any reasons that cannot be ascribed to the Borrowers, the Borrowers are not obligated to repay the Loan in this Agreement to the Lender before the expiration as in Section 4.2. Accordingly, (i) once the Domestic Company pays any or all the consideration of equity interest transfer to the Borrowers pursuant to the equity interest transfer agreement under the Ocean Transaction, the Borrowers shall transfer the aforementioned amount immediately upon reception to the bank account designated by the Lender to fulfil its obligation of repayment under this Agreement; or (ii) if the Domestic Company directly transfer any or all the consideration of equity interest transfer to the bank account designated by the Lender, it shall be deemed that the Borrowers have repaid the amount that equals to the consideration transferred. If any or all the consideration of equity interest transfer that received by the Borrowers or directly transferred to the bank account designated by the Lender is reduced by any taxes or fees (bank service charge included), the amount of the Loan shall be reduced accordingly by the amount of such taxes or fees.

4.2

Each party confirms that the longest borrowing period of any Loan under this Agreement will be twenty (20) years after the Effective Date; or the expiration of the business term of the Lender (including its expansion from time to time); or the expiration of the business term of the Domestic Company (including its expansion from time to time); the earliest one shall prevail (hereinafter referred to as the “Term of the Loan”). After execution of this agreement, the newly added Loan shall be counted from the date of actual payment, and the maximum time limit shall not exceed the expiry date of the aforementioned Term of the Loan.

When Term of the Loan expires: if the applicable law allows the Lender to acquire the entire equities of the Domestic Company held by the Borrowers, the Borrowers have the right and obligation to directly reimburse all the Outstanding Payments by means of transferring all the equities thereof they hold. When the relevant government registration procedures or other transfer formalities of such equity transfer stipulated by law (whichever occurs later) finish, it shall be deemed that the Borrowers have fully repaid all the Loans under this Agreement; if the applicable law allows the Lender to acquire a portion of the equities of the Domestic Company held by the Borrowers, the Borrowers have the right and obligation to directly reimburse the Outstanding Payments in proportion by means of transferring such equities thereof they hold. When the relevant government registration procedures or other transfer formalities of such equity transfer stipulated by law (whichever occurs later) finish, it shall be deemed that the Borrowers have repaid the corresponding percentage of Loans under this Agreement. The other unrepaid Loans are automatically extended to the date on which the applicable law allows the Lender or its successor to take over the remaining equities thereof held by the Borrowers; if the applicable law does not allow the Lender to acquire the equities of the Domestic Company held by the Borrowers, the Term of the Loan that has not been repaid is automatically extended to such date, when the applicable law allows so. In the event that the Borrowers repay the Loan under this Agreement in the aforementioned manner, the Lender and the Borrowers do not have to pay the other Party any other payment, regardless of the value of the equities of the Domestic Company transferred at that time.

4.3

After the Term of the Loan and after the law allows the Lender to hold the equities of the Domestic Company, the Lender may issue a notice of repayment to the Borrowers (hereinafter referred to as the “Repayment Notice”) at any time thirty (30) days in advance, requesting anyone of each Borrower or the Borrowers for repayment of any or all of the Outstanding Repayments. The repayment amount of the Borrower under this Article 4.3 is limited to the actual equity transfer price it has received as described below, and the performance of its repayment obligation is predicated on its receipt of the full equity transfer price as described below.

Under this circumstances, on the premise of not violating the applicable laws, the Lender shall purchase or designate a third party to purchase the corresponding equities of the Domestic Company held by the Borrowers with such equity transfer price which is equal to the requested Outstanding Repayment. The proportion of the equity that is required to be purchased accounting for the equity of the Domestic Company held by the Borrowers at that time should be the same as the proportion of the required Outstanding repayments accounting for the sum of the Outstanding Repayments of the Borrowers under this Agreement.

4.4

After the Term of the Loan and after the law allows the Lender to hold the equities of the Domestic Company, each Borrower may issue a notice of repayment to the Lender (hereinafter referred to as the “Repayment Notice”) at any time thirty (30) days in advance, requesting for repayment of any or all of the Outstanding Repayments. The repayment amount of the Borrower under this Article 4.4 is limited to the actual equity transfer price it has received as described below, and the performance of its repayment obligation is predicated on its receipt of the full equity transfer price as described below.

Under this circumstances, on the premise of not violating the applicable laws, the Lender shall purchase or designate a third party to purchase all the equities of the Domestic Company held by the Borrowers with such equity transfer price which is equal to the sum of the amount which the Borrowers are to repay.

4.5

Where the applicable law allows the Lender to hold the equities of the Domestic Company, when the Borrowers repay the sum due under Articles 4.2 to 4.4, the Parties shall simultaneously complete the prescribed equity transfer and guarantee that at the same time as the payment of the Outstanding Repayment, the Lender or a third party designated by the Lender has legally and completely received the corresponding amount of equities thereof in accordance with the aforementioned arrangements, and there is no pledge or any other kind of encumbrance on such equities. When such equity transfer is carried out in accordance with the aforementioned arrangements, each Borrower shall provide all necessary cooperation and waive any rights of first refusal.

4.6

After each Borrower transfers all equities of Domestic Company held by them to the Lender or a third party designated by the Lender according to the provisions of Articles 4.2 to 4.4, and after repaying all the Outstanding Repayments, the Borrower shall no longer bear the repayment obligations under this Agreement.

4.7

For avoidance of ambiguity, the Borrowers and their relatives are not obliged to repay the Loan under this Agreement with their own properties except for the agreed repayment methods under this Agreement.

5.	Taxes , Expenses and Fruits

5.1.

The Parties agree that all taxes in relation with Capital Increase Transaction, Ocean Transaction, Kuwo Transaction and any other transaction under this Agreement (and any penalties or interests relating to unpaid or delayed payment of such taxes) and other expenses (including but not limited to the costs incurred by setting up Borrowing Accounts, changes of business registration or by the registration of equity pledges) shall be borne by the Lender.

5.2.	The Parties agree that the Lender shall be entitled to all fruits derived from the funds in Borrowing Accounts.

6.	Confidentiality

6.1

Regardless of whether this Agreement has been terminated, the Borrowers shall have confidentiality obligations regarding the business secrets, proprietary information, and customer information (hereinafter collectively referred to as “Confidential Information”) of the Lender that they know or receive as a result of the execution and performance of this Agreement. The Borrowers may use such Confidential Information only for the purpose of performance of the obligations under this Agreement. Without the Lender’s written consent, the Borrowers shall not disclose the Confidential Information to any third party, otherwise it shall bear the liability for breach of contract and compensate the loss.

6.2	The following information is not confidential, when:

(a)	There is documentary evidence that the information the Party receives is previously obtained by it in a legal way;

(b)	The information has been known to the public not due to the fault of the receiving Party; or

(c)	The information received by the receiving party has been obtained legally from other sources.

6.3

After termination of this Agreement, the Borrowers shall return, destroy or otherwise deal with all documents, materials or software containing Confidential Information as required by the Lender, and cease the use of such Confidential Information.

6.4	Notwithstanding other provisions of this Agreement, the validity of this Article 6 is not affected by the suspension or termination of this Agreement.

7.	Notice

7.1	Any notices, requests, claims, and other communications required by this Agreement or made under this Agreement shall be sent to the Party in writing.

7.2

The aforementioned notice or other communications, if sent by facsimile or telex, shall be deemed served once issued; if delivered in person, they shall be deemed served upon personal contact; if sent by post, they shall be deemed serviced after five (5) days after the posting.

8.	Breaching Liabilities

8.1

Each Borrower promises that, if it violates any of its obligations under this Agreement and thus the Lender suffers or incurs any actions, charges, claims, costs, damages, requests, expenses, liabilities, losses and procedures, it shall assume corresponding liability to the Lender separately rather than jointly.

8.2	Notwithstanding other provisions of this Agreement, the validity of this Article 8 is not affected by the suspension or termination of this Agreement.

9.	Miscellaneous

9.1	This agreement is made in Chinese, and in three (3) counterparts and each Party holds one (1).

9.2	The execution, validity, performance, modification, interpretation and termination of this Agreement shall be governed by the laws of China.

9.3

Any dispute, controversy or claim arising out of or related to this Agreement or its breach, termination or invalidity (hereinafter referred to as “Dispute”) shall be settled through friendly negotiation between the Parties of the dispute. The Party making the request should promptly inform the other party of the dispute and explain the nature of the dispute through a dated notification. If the dispute cannot be settled through negotiation within thirty (30) days after the date of the dated notification, any Party may refer the matter to the China International Economic and Trade Arbitration Commission for arbitration, pursuant to the arbitral rules then effective. The arbitration site is Beijing. The arbitral award shall be final and shall have binding force upon all the Parties.

9.4

Any rights, powers, and remedies granted to any Party by any clause of this Agreement cannot exclude any other rights, powers or remedies that this Party has under the law and other terms thereof, and the exercising of a Party’s rights, powers and remedies does not exclude the exercising of other rights, powers and remedies that this Party enjoys.

9.5

Any Party’s failure to exercise or delayed exercising of any of its rights, powers and remedies (hereinafter referred to as “the Party’s Rights”) under this Agreement or law will not result in its waiving of such rights, and the waiver of any single or part of that Party’s rights does not rule out the Party’s exercising of such rights in other ways and the exercising of other rights of the Party.

9.6	The headings of each section of this Agreement are for indexing purposes only, and may not be used to interpret or affect interpreting the provisions hereof.

9.7

Each clause of this Agreement shall be divisible and independent of any other clauses. If at any time any one or more clauses hereof becomes invalid, illegal or unenforceable, the validity, legality and enforceability of other clauses hereof shall be not affected hereby.

9.8

This Agreement and its annexes shall replace all oral or written agreements, understandings and communications reached by the Parties previously regarding the standard contents hereof. Any amendments and supplements to this Agreement must be made in writing and executed by all Parties of this Agreement before they become effective.

9.9

Without the prior written consent of the Lender, the Borrowers shall not transfer any of its rights and/or obligations under this Agreement to any third party. The Lender has the right to transfer any of its rights hereunder to a third party it designates after notifying other Parties.

9.10	This agreement shall be binding upon all Parties’ legal assignees or successors.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date on the venue first above written.

Xie Guomin
Signature: /s/ Xie Guomin

Chen Xiaotao
Signature: /s/ Chen Xiaotao

Ocean Interactive (Beijing) Information Technology Co., Ltd.
Signature: /s/ Xie Guomin
Title: Authorized Signatory
/s/ Seal of Ocean Interactive (Beijing) Information Technology Co., Ltd.